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                                                                   EXHIBIT 10.21



                              SECOND AMENDMENT TO
                              EMPLOYMENT CONTRACT


        This Second Amendment to Employment Contract ("Amendment") is made as of this 23rd day of June, 1997, by and between Maxwell Technologies, Inc., (formerly Maxwell Laboratories, Inc.) a Delaware corporation ("Company") and Mr. Kenneth Potashner, an individual ("Executive").

        WHEREAS, the Company and Executive are parties to that certain Chief Executive Officer Employment Contract, dated March 25, 1996, as amended by that certain Amendment to Employment Contract, dated March 28, 1996, ("Employment Contract"), pertaining to certain terms and conditions of Executive's employment by the Company as Chief Executive Officer; and

        WHEREAS, the parties desire to set forth herein amendments which have been agreed to with respect to various aspects of the Employment Contract;

        NOW, THEREFORE, the parties agree as follows:

                1. AMENDMENT TO SECTION 1. Section 1 of the Employment Contract is hereby amended as follows:

                (a) The date "July 31, 1998" is deleted from the first sentence and replaced with the date "July 31, 2000".

                (b) Just before the last sentence of Section 1 the following new sentence is added: "The Board shall terminate the relevant terms of Section 3 Compensation of Executive applicable to each of the years ending July 31, 1999, and July 31, 2000, prior to the beginning of each such year, which relevant terms shall be no less favorable to Executive than such terms as are applicable for the year ending July 31, 1998."

                2. AMENDMENT TO SECTION 3(a). Section 3(a) is hereby amended by adding after the first sentence thereof the following sentence: "Effective August 1, 1997, Executive shall be paid
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a base salary at the annual rate of $450,000, payable in installments consistent with the Company's payroll practices."

        3. AMENDMENT TO SECTION 3(b)(3). Section 3(b)(3) is hereby amended to change the figure "$400,000" the first time it appears in such section to the figure "$900,000" and to change the figure "$400,000" the second time it appears in the section to the figure "$450,000".

        4. AMENDMENT TO SECTION 3(c). A new Section 3(c)(3) is added as follows:

        "(3) Additional Options. On the date of this Amendment Executive shall receive options under the Company's 1995 Stock Option Plan for 50,000 shares, which options shall be incentive stock options to the maximum extent permitted by applicable law. Such options shall be for a ten-year term and be on the same terms and conditions as the options described in clause (2) above in this
Section 3(c), including the vesting schedule with vesting measured from the date of this Amendment. Promptly following the closing of an underwritten public offering of shares of common stock by the Company, the Board will consider the grant of additional options to Executive."

        5. AMENDMENT TO ADD SECTION 3(g). A new Section 3(g) is added as follows:

        "(g) Commencing August 1, 1997, Executive shall be entitled to a car allowance consistent with such allowances being paid to other executives of the Company."

        6. EFFECT OF AMENDMENT. This Second Amendment to Employment Contract is effective as of the date set forth above and as amended herein, the Employment contract remains in full force and effect.

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        SIGNATURES.  The parties hereto have executed this Amendment as of the date first above mentioned.

                                        MAXWELL TECHNOLOGIES, INC.


                                        By [SIG]
                                           -------------------------------------

                                           /s/  KENNETH POTASHNER
                                           -------------------------------------
                                           Kenneth Potashner